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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                AdStar.com, Inc.
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                (Exact name of registrant as specified in its charter)

Delaware                                                    22-3 666899
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(State of incorporation                                  (I.R.S. Employer
 or organization)                                      Identification No.)

4553 Glencoe Avenue, Suite 325
Marina del Rey, California                                  90292 -
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   (Address of principal executive office)                  (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.[ ]



Securities Act registration file number to which this form relates:   333-84209
                                                                      ---------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange which
to be so registered                     each class is to be registered
-------------------                     ------------------------------
Units, each consisting of three
shares of common stock and two
warrants, each to purchase one
share of common stock*                       American Stock Exchange

Common Stock, par value $.0001 per share     American Stock Exchange

Warrants to purchase Common Stock            American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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*    The common stock and warrants will trade only as a unit for a period of time not to exceed 30 days following the effective date of this registration statement.


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         ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The descriptions of the securities required by this Item are contained in the registration statement of the registrant on Form SB-2, File No. 333-84209, as amended (the "Registration Statement"), filed with the Commission on July 30, 1999, and is incorporated herein by reference to such filing. See "Description of Securities."

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 4, 1999

                                ADSTAR.COM, INC.

                                By: /s/ BENJAMIN J. DOUEK
                                   ------------------------------
                                   Benjamin J. Douek, Senior Vice President,
                                   Chief Financial Officer & Secretary



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